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July 23, 2010

PharmAthene, Inc.
One Park Place
Suite #450
Annapolis, MD 21401

Re:	Sale of Common Stock and Warrants
registered pursuant to Registration Statement
on Form S-3 (File No. 333-156997)

Ladies and Gentlemen:

In our capacity as counsel to PharmAthene, Inc., a Delaware corporation (the “Company”), we have been asked to render this opinion in connection with a registration statement on Form S-3 (the “Registration Statement”), heretofore filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the prospectus supplement filed pursuant to Rule 424(b) under the Act, dated as of July 20, 2010 (the “Prospectus Supplement”), in connection with the registration by the Company of the following securities: (i) 2,785,714 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), (ii) 1,323,214 warrants to purchase Common Stock at an exercise price of $1.63 per share (the “Warrants”) and (iii) 1,323,214 shares (the “Warrant Shares”) of Common Stock that are issuable upon exercise of the Warrants.

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined and are familiar with (i) the Company’s Amended and Restated Certificate of Incorporation, as amended, (ii) the Company’s By-Laws, (iii) the Registration Statement, including the prospectus contained therein, (iv) the Prospectus Supplement (such prospectus and the Prospectus Supplement are collectively referred to herein as the “Prospectus”), (v) corporate proceedings of the Company relating to the Shares, the Warrants and the Warrant Shares, and (vi) such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.    The Shares have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

Brussels        Chicago        Dallas        Kansas City        Los Angeles        New York        Phoenix        St. Louis

San Francisco        Short Hills, N.J.        Silicon Valley        Washington, D.C.        Zurich

PharmAthene, Inc.
July 23, 2010

2.    The Warrant Shares have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

3.    The Warrants have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, will be validly issued.

The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial opinions interpreting same), and we do not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto.   In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sonnenschein Nath & Rosenthal LLP

SONNENSCHEIN NATH & ROSENTHAL LLP